          EX-99.B-77I

SUB-ITEM 77I:         Terms of new or amended securities

1.          Class E Shares

Registration Statement describing Class E shares of each series of the Registrant except Ivy Municipal Bond Fund was filed with the Securities and Exchange Commission by EDGAR on February 22, 2007 in Post-Effective Amendment No. 33 to the Registration Statement on Form N1-A, and is incorporated by reference herein.

2.          Class I Shares

Registration Statement describing Class I shares of each series of the Registrant except Ivy Municipal Bond Fund was filed with the Securities and Exchange Commission by EDGAR on March 30, 2007 in Post-Effective Amendment No. 34 to the Registration Statement on Form N1-A, and is incorporated by reference herein.